ITEM 77Q(a) - COPIES OF ALL MATERIAL
AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-
LAWS



FEDERATED TOTAL RETURN SERIES, INC.

ARTICLES SUPPLEMENTARY


	FEDERATED TOTAL RETURN SERIES,
INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation is authorized to
issue 15,000,000,000 shares of common stock, par value $.001 per share, with an aggregate par value of $15,000,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

	SECOND: The Board of Directors of the
Corporation hereby classifies 1,000,000,000 of the authorized but previously unclassified and unissued shares of common stock of the Corporation as follows:

Class	Number of Shares

Federated Total Return Bond Fund - Class T Shares	1,000,000,000


            THIRD:  Immediately before the
classification of shares as set forth in Article
SECOND hereto, the Corporation was authorized to issue 15,000,000,000 shares in common stock, par value $.001 per share, with an aggregate par value of 15,000,000,000 which were classified as follow:

Federated Mortgage Fund - Institutional Shares	1,000,000,000

Federated Mortgage Fund - Service Shares	1,000,000,000

Federated Total Return Bond Fund - Class A
Shares	1,000,000,000

Federated Total Return Bond Fund - Class B Shares	1,000,000,000

Federated Total Return Bond Fund - Class C Shares	1,000,000,000

Federated Total Return Bond Fund - Class R Shares	1,000,000,000

Federated Total Return Bond Fund - Class R6
Shares	1,000,000,000

Federated Total Return Bond Fund - Institutional
Shares	1,000,000,000

Federated Total Return Bond Fund - Service Shares	1,000,000,000

Federated Ultrashort Bond Fund - Class A Shares	2,000,000,000

Federated Ultrashort Bond Fund - Institutional
Shares	1,000,000,000

Federated Ultrashort Bond Fund - Service Shares	1,000,000,000

Unclassified Shares	2,000,000,000

Total Shares	15,000,000,000

 Following the aforesaid classification of unissued shares, as set forth in Article SECOND hereto, the Corporation will have the following authorized capital:

Federated Mortgage Fund - Institutional Shares	1,000,000,000

Federated Mortgage Fund - Service Shares	1,000,000,000

Federated Total Return Bond Fund - Class A
Shares	1,000,000,000

Federated Total Return Bond Fund - Class B Shares	1,000,000,000

Federated Total Return Bond Fund - Class C Shares	1,000,000,000

Federated Total Return Bond Fund - Class R Shares	1,000,000,000

Federated Total Return Bond Fund - Class R6
Shares	1,000,000,000

Federated Total Return Bond Fund - Institutional
Shares	1,000,000,000

Federated Total Return Bond Fund - Service Shares	1,000,000,000

Federated Total Return Bond Fund - Class T Shares	1,000,000,000

Federated Ultrashort Bond Fund - Class A Shares	2,000,000,000

Federated Ultrashort Bond Fund - Institutional
Shares	1,000,000,000

Federated Ultrashort Bond Fund - Service Shares	1,000,000,000

Unclassified Shares	1,000,000,000

Total Shares	15,000,000,000

      FOURTH:	 The shares of common stock
classified hereby shall be subject to all provisions of the charter relating to stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article
FOURTH, paragraph (b) of the Corporation's
Articles of Amendment and Restatement and as set forth below:

      a. Shares having a common Fund name shall be invested in a common investment portfolio and the assets, liabilities, income, expenses, dividends and related liquidation rights belonging to each investment portfolio and allocated among them and among the various classes invested therein shall be as determined by the Board of Directors of the Corporation in accordance with law.

      b.  At such times (which may vary between
and among the holders of particular classes of stock invested in a common investment portfolio) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National
Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock invested in any common investment portfolio of the Corporation may be automatically converted into shares of another class of stock invested in the same common investment portfolio of the Corporation based on the relative net asset value of such classes at the time of the conversion, subject, however, to any conditions of the conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

      FIFTH:  	The stock has been classified
and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

      SIXTH:  	These Articles
Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

      IN WITNESS WHEREOF, Federated Total
Return Series, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of February 22, 2017.

	The undersigned, J. Christopher Donahue,
President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.


(Signature page to follow)

WITNESS:

FEDE
RATE
D
TOTA
L
RETU
RN
SERIE
S,
INC.



/s/ George F. Magera		/s/ J.
Christopher Donahue
Name:  George F. Magera	Name:
J. Christopher Donahue
Title:  Assistant Secretary	Title:
President




ITEM 77Q(c) - COPIES OF NEW OR AMENDED
REGISTRANT INVESTMENT ADVISORY
CONTRACTS



LIMITED POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, dated
as of June 1, 2017, that Federated Total Return Series,
Inc., a corporation duly organized under the laws of the state of Maryland (the "Corporation"), does hereby nominate, constitute and appoint the Federated
Investment Management Company, a business trust duly organized under the laws of the state of Delaware
(the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Corporation, acting on behalf of each of the series portfolios of the Corporation for which the Adviser provides advisory services and acts as investment adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Corporation in the future from time to (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Corporation in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated June 1, 1995 by and between the Adviser and the Corporation
(such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory
Contract").

	The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances.
The Corporation hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof.
However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

	The Corporation hereby agrees to indemnify and save harmless the Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified
Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Corporation, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Corporation, or the taking of any action under or in connection with any of the foregoing. The obligations of the Corporation under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Corporation during the term of this Limited
Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Corporation acting on behalf of any other Fund hereunder.

	Any person, partnership, Corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Corporation is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Corporation and that any such person, partnership, Corporation or other legal entity must look solely to the Corporation in question for enforcement of any claim against the Corporation, as the Adviser assumes no personal liability whatsoever for obligations of the Corporation entered into by the Adviser in its capacity as attorney-in-fact for the Corporation.

	Each person, partnership, Corporation or other legal entity which deals with a Fund of the Corporation through the Adviser in its capacity as agent and attorney-in-fact of the Corporation, is hereby expressly put on notice (i) that all persons or entities dealing with the Corporation must look solely to the assets of the Fund of the Corporation on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Corporation, as the Directors, officers and/or agents of such Corporation, the shareholders of the various classes of shares of the Corporation and the other Funds of the Corporation assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Corporation, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Corporation.

	The execution of this Limited Power of Attorney by the Corporation acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Corporation on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

	The Corporation hereby agrees that no person, partnership, Corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, Corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, Corporation or other legal entity has received prior written notice from the Corporation that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment
Advisory Contract between the Corporation and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Corporation at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Corporation.

	This Limited Power of Attorney constitutes the entire agreement between the Corporation and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Corporation.

	This Limited Power of Attorney shall be
governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the Corporation and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. ?
5603(k). The authority granted to the Adviser by this Limited Power of Attorney may be delegated by the Adviser to one or more successor agents or subadvisors, or to other persons the Adviser in its sole discretion determines are appropriate or necessary. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be
executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Corporation when the Corporation shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Corporation and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Corporation, and the Corporation shall have a counterpart executed by the Corporation and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Corporation has
caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.


	Federated Total Return Series, Inc.


	By:/s/ J. Christopher Donahue

	Name:	J. Christopher Donahue

	Title:  President
Accepted and agreed to this June 1, 2017

Federated Investment Management Company


By:/s/ John B. Fisher
Name: John B. Fisher
Title: President & CEO